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                                                                    Exhibit 10.1

EXHIBIT 10.1 - MASTER ISDA AGREEMENT FOR INTEREST RATE SWAPS BETWEEN TD BANKNORTH N.A. AND THE TORONTO-DOMINION BANK
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(MULTICURRENCY -- CROSS BORDER)

                                    ISDA (R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                          dated as of November 29, 2004

THE TORONTO-DOMINION BANK and BANKNORTH N.A. have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.   INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   OBLIGATIONS

(a) GENERAL CONDITIONS.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

       Copyright (C) 1992 by International Swap Dealers Association, Inc.
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(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) NETTING. If on any date amounts would otherwise be payable:--

     (i) in the same currency; and

     (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) DEDUCTION OR WITHHOLDING FOR TAX.

     (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

          (1) promptly notify the other party ("Y") of such requirement;

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

               (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i),4(a)(iii) or 4(d); or

               (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.


                                        2                           ISDA(R) 1992
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     (ii) LIABILITY. If:--

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

          (2) X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of an payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) BASIC REPRESENTATIONS.

     (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).


                                        3                           ISDA(R) 1992
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(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default
or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any other documents specified in the Schedule or any Confirmation; and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,


                                        4                           ISDA(R) 1992
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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

     (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii) CREDIT SUPPORT DEFAULT.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however


                                        5                           ISDA(R) 1992
     described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event


                                        6                           ISDA(R) 1992
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Upon Merger if the event is specified pursuant to (iv) below or an Additional
Termination Event if the event is specified pursuant to (v) below:-

     (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.


                                        7                           ISDA(R) 1992

6.   EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

     (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
     Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv) RIGHT TO TERMINATE. If:--

          (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

          (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then


                                        8                           ISDA(R) 1992
     continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) EFFECT OF DESIGNATION.

     (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) CALCULATIONS.

     (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:--

          (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

          (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

          (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the


                                        9                           ISDA(R) 1992

          Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:--

          (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Part will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

          (2) Two Affected Parties. If there are two Affected Parties:--

               (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

               (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.


                                       10                           ISDA(R) 1992

7.   TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCy. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.


                                       11                           ISDA(R) 1992

9.   MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) COUNTERPARTS AND CONFIRMATIONS.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document


                                       12                           ISDA(R) 1992
to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in a inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any


                                       13                           ISDA(R) 1992
reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  DEFINITIONS

As used in this Agreement:--

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.


                                       14                           ISDA(R) 1992

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have


                                       15                           ISDA(R) 1992
been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meanings specified in the Schedule.


                                       16                           ISDA(R) 1992

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market


                                       17                           ISDA(R) 1992
value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

THE TORONTO-DOMINION BANK               BANKNORTH N.A.
(Name of Party)                         (Name of Party)


By: /s/ Henry Scheppat                  By: /s/ Hall Thompson
    ---------------------------------       ------------------------------------
Name: Henry Scheppat                    Name: Hall Thompson
Title: Managing Director,               Title: EVP
       Treasury Credit

Date: November 29, 2004                 Date: November 29, 2004


                                       18                           ISDA(R) 1992

                                    SCHEDULE

                                     TO THE

                                MASTER AGREEMENT

                          DATED AS OF NOVEMBER 29, 2004

                        BETWEEN THE TORONTO-DOMINION BANK
                                   ("PARTY A")

                                       AND

                                 BANKNORTH N.A.
                                   ("PARTY B")

PART 1. TERMINATION PROVISIONS

(a)  "SPECIFIED ENTITY" means in relation to Party A for the purpose of:-

     Section 5(a)(v)     Not Applicable
     Section 5(a)(vi)    Not Applicable
     Section 5(a)(vii)   Not Applicable
     Section 5(b)(iv)    Not Applicable

     and in relation to Party B for the purpose of:-

     Section 5(a)(v)     Not Applicable
     Section 5(a)(vi)    Not Applicable
     Section 5(a)(vii)   Not Applicable
     Section 5(b)(iv)    Not Applicable

(b) For purposes of Section 5(a)(v) of the Agreement, the definition of "SPECIFIED TRANSACTION" in Section 14 of the Agreement shall be amended by adding ", repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, agreement for the purchase, sale or transfer of any Commodity or any other commodity trading transaction" after the words "currency option" in the eighth line thereof. For this purpose, the term "Commodity" means any tangible or intangible commodity of any type or description (including, without limitation, petroleum, natural gas, natural gas liquids, and byproducts thereof).

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B but shall exclude any default that results solely from wire transfer difficulties or an error or omission of an administrative or operational nature (so long as sufficient funds are available to the relevant party on the relevant date), but only if payment is made within three Business Days after such transfer difficulties have been corrected or the error or omission has been discovered.

     "SPECIFIED INDEBTEDNESS" The definition of "Specified Indebtedness" in
     Section 14 of this Agreement shall be replaced with the following:

     "Specified Indebtedness" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of money borrowed or raised or under any finance lease, redeemable preference share, letter of credit, Swap Transaction (as defined in the 2000 ISDA Definitions as published by the International Swaps & Derivatives Association, Inc.), repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, futures contract, guarantee or indemnity. Notwithstanding the foregoing, "Specified Indebtedness" shall not include deposits received in the ordinary course of a party's banking business to the extent repayment of such deposits is prevented by governmental, judicial or regulatory action unless such action is taken in an insolvency situation.

     "THRESHOLD AMOUNT" means in relation to either party, an amount equal to 3% of shareholder equity as shown on such party's most recent annual audited financial statements (or the equivalent in any other currency or currencies).

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) of the Agreement will apply to Party A and Party B. Notwithstanding Section 5(b)(iv) of the Agreement "Credit Event Upon Merger" means that a Designated Event (as defined below) occurs with respect to Party A or Party B, any Credit Support Provider or any applicable Specified Entity, (in each case, referred to as "X") and such Designated Event does not constitute an event described in Section 5(a)(viii) but that, in the reasonable opinion of the other party, and after taking into account any applicable Credit Support Document, the ability of X or the resulting, surviving or transferee entity of X (which will be the Affected Party) to meet the obligations contained in this Agreement is materially weaker than that of X immediately prior to such action. For purposes hereof, a Designated Event with respect to X means that, after Trade Date of a Transaction:

     (i) X consolidates, amalgamates or merges with, or transfers all or substantially all its assets to, or receives all or substantially all the assets or obligations of, another entity;

     (ii) any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of X;

     (iii) X effects any substantial change in its capital structure by means of the issuance or occurrence of debt or preferred stock or other securities convertible into or exchangeable for, debt or stock; or

     (iv) X enters into any agreement providing for any of the foregoing.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A and will not apply to Party B; provided, however, where the Event of Default specified in Section 5(a)(vii)(1),(3),(4),(5),(6) or, to the extent analogous thereto, (8), with respect to a party has occurred and is then continuing, and any court, tribunal or regulatory authority with competent jurisdiction acting pursuant to any bankruptcy or insolvency law or other similar law affecting such party makes an order which has or purports to have the effect of prohibiting the other party from designating an Early Termination Date in respect of all outstanding Transactions at any time after such Event of Default has occurred and is then continuing in accordance with Section 6(a), the "Automatic Early Termination" provision of Section 6(a) will apply to such party.

(f)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
     Agreement:

     (i) Market Quotation will apply with the exception of FX Transactions in which case Loss will apply.

     (ii) The Second Method will apply.

(g) "TERMINATION CURRENCY" shall mean the currency which is a freely available contract currency in respect of at least one current Transaction selected by the Non-defaulting Party or the party other than the Affected Party, as the case may be, or in circumstances where there are two Affected Parties, the currency agreed between the parties within 10 Business Days; provided, however, if no such agreement can be reached or if no such contract currency is freely available the Termination Currency shall be United States Dollars.

(h)  ADDITIONAL TERMINATION EVENT will not apply.

PART 2. TAX REPRESENTATIONS

REPRESENTATIONS OF PARTY A

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation:

     It is not required by any law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

     (i)  the accuracy of any representation made by the other party pursuant to
          Section 3(f);

     (ii) the satisfaction of the agreement of the other party contained in
          Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

     (iii) the satisfaction of the agreement of the party contained in Section 4(d),

     provided, that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A makes the representations specified below:

     (i)  It is a chartered bank organized under the laws of Canada.

     (ii) Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business of the Office of Party A through which Party A is acting.

     (iii) When acting through its London Branch, it is a bank recognised by the United Kingdom Inland Revenue as carrying on a bonafide banking business in the United Kingdom, is entering into this Agreement in the ordinary course of such business and will bring into account payments made and received under this Agreement in computing its income for United Kingdom tax purposes.

     (iv) When acting through a non-United States office, it is (a) a "non-US branch of a foreign person" within the meaning of United States Treasury Regulation section 1.1441-4(a)(3)(ii) (as in effect January
          2001), and (b) a "foreign person" and is exempt from information reporting in respect of amounts paid under this Agreement within the meaning of United States Treasury Regulation section 1.6041-4(a)(4) (as in effect January 2001).

     (v) When acting through a United States office, the Employer Identification Number of Party A is 13-5640479.

REPRESENTATIONS OF PARTY B

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party B will make the following representation:

     It is not required by any law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

     (i)  the accuracy of any representation made by the other party pursuant to
          Section 3(f);

     (ii) the satisfaction of the agreement of the other party contained in
          Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

     (iii) the satisfaction of the agreement of the party contained in Section 4(d),

     provided, that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party B makes representations specified below:

     (i) It is a national banking association organized under the laws of the United States.

     (ii) It is a "US person" within the meaning of United States Treasury Regulation section 1.1441-4(a)(3)(ii) (as in effect January 2001). The Employer Identification Number of Party B is 01-0137770.

PART 3. AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(a)  Tax forms, documents or certificates to be delivered are:-

Party Required
to Deliver Document   Form/Document/Certificate                       Date by which to be Delivered
-------------------   ---------------------------------------------   ----------------------------------
Party A               IRS Forms W-8BEN and W-8ECI (or any             Upon execution of this Agreement.
                      successors thereto)

Party B               W-9 (or any successor thereto)                  Upon execution of this Agreement.

Party A and Party B   Any document required or reasonably requested   Promptly upon reasonable demand by
                      to allow the other party to make payments       either party.
                      under the Agreement without any deduction or
                      withholding for or on account of any Tax or
                      with such deduction or withholding at a
                      reduced rate.

(b)  Other documents to be delivered are:-

Party Required to                                       Date by which             Covered by Section 3(d)
Deliver Document      Form/Document/Certificate         to be Delivered           Rep.
-------------------   -------------------------------   -----------------------   -----------------------
Party A and Party B   A certificate signed by one of    Upon execution of this    Yes
                      its authorized officials          Agreement
                      certifying the names, true
                      signatures and authority of its
                      officials signing this
                      Agreement and any other
                      documents as required under or
                      in connection with this
                      Agreement

Party A and Party B   Appropriate extract               Upon execution of this    Yes
                      of by-laws/resolution             Agreement

Party A and Party B   Annual audited consolidated       Upon request. Party       Yes
                      financial statements, quarterly   A's financial
                      unaudited consolidated            statements can be found
                      financial statements              at www.td.com

PART 4. MISCELLANEOUS

(a)  ADDRESSES FOR NOTICES. For the purpose of Section 12(a) of this Agreement:-

     All notices or communications to Party A shall, with respect to a particular Transaction, be sent to the address or facsimile number reflected in the Confirmation for that Transaction, and any notice for purposes of Sections 5 or 6 shall be sent to:

     The Toronto-Dominion Bank
     66 Wellington Street West
     6th Floor, TD Tower
     Toronto, Ontario M5K 1A2

     Attention: Managing Director, Treasury Credit
     Telephone: (416) 983-4732
     Facsimile: (416) 307-1222

     All notices or communications to Party B shall, with respect to a particular Transaction, be sent to the address or facsimile number reflected in the Confirmation for that Transaction, and any notice for purposes of Sections 5 or 6 shall be sent to:

     Banknorth N.A.
     Two Portland Square
     PO Box 9540
     Mailcode: ME089-36
     Portland, Maine 04112-9540

     Attention: Treasury Product Manager
     Telephone No: (207) 756-6895
     Facsimile No: (207) 761-8686

(b)  PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:-

     Party A appoints as its Process Agent:

     The Toronto-Dominion Bank
     31 West 52nd Street
     20th Floor
     New York, NY 10019

     Attention: Managing Director, Legal and Compliance

     Party B does not appoint a Process Agent.

(c)  OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)  MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:-

     Party A is a Multibranch Party and may act through its Toronto, New York, London, Tokyo, Singapore and Sydney Offices and any other Office agreed to by the parties in a relevant Confirmation.

     Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction. With respect to Section 5(a)(ii) of the Agreement, if a party hereto is designated as the

     Calculation Agent (as defined in the Definitions) for any Transaction, then
     Section 5(a)(ii) to the contrary notwithstanding, Breach of Agreement does not include any failure by that party to comply with its obligations as Calculation Agent and the sole remedy of the other party for such failure shall be the right, upon notice to the Calculation Agent, to designate a Reference Market-maker a replacement as Calculation Agent.

(f)  CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:-

     In relation to both parties, the Credit Support Annex attached hereto and forming part of this Agreement.

(g)  CREDIT SUPPORT PROVIDER.

     Credit Support Provider means in relation to Party A:- Not Applicable Credit Support Provider means in relation to Party B:- Not Applicable

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) will not apply, provided, however, that:

     (A) Transactions identified or otherwise deemed FX Transactions will be netted on corresponding Payment Dates (which term shall include the term Value Date) only with respect to other Transactions identified or deemed FX Transactions;

     (B) Transactions identified or otherwise deemed Currency Option Transactions will be netted on corresponding Payment Dates (which term shall include the term Settlement Date) only with respect to other Transactions identified or deemed Currency Option Transactions; and

     (C) all other Transactions will be netted on corresponding Payment Dates only with respect to such other Transactions;

     unless otherwise provided in a Confirmation. In each case netting shall only apply with respect to those Transactions identified by the Calculation Agent as subject to such netting or as requested by the other party. The Calculation Agent shall notify the parties of the amounts of any such netted payments (which notice may be made by telephone).

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

PART 5. OTHER PROVISIONS

1. ISDA DEFINITIONS. This Agreement incorporates, and is subject to and governed by, unless otherwise specified in a Confirmation, the 2000 ISDA Definitions (the "Definitions"), published by the International Swaps and Derivatives Association, Inc. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail.

     Any reference to a:

     (i) "Swap Transaction" in the Definitions is deemed to be a reference to a "Transaction" for the purpose of interpreting this Agreement or any Confirmation; and

     (ii) "Transaction" in this Agreement or any Confirmation is deemed to be a reference to a "Swap Transaction" for the purpose of interpreting the Definitions.

2. PAYMENTS IN TRUST. If the parties are each required to make payments pursuant to Section 2(a) on the same day in respect of a Transaction but the payments are to be made in different currencies, the party that receives the payment due to it first shall hold an amount equal to the payment it received in trust (with the right to commingle that amount with its general funds) for the benefit of the other party until that other party receives the corresponding payment due to it.

3. DEFAULT INTEREST; PHYSICAL SETTLEMENT. Section 2(e) of this Agreement is amended by deleting lines 9 and 10 thereof and substituting therefor the following:

     "any obligation required to be settled by delivery, it will indemnify the other party on demand for any costs, losses or expenses (including the costs of borrowing bonds or shares, if applicable) resulting from such default. A certificate signed by the deliveree setting out such costs, losses or expenses in reasonable detail will be conclusive evidence that they have been incurred."

4. ADDITIONAL REPRESENTATIONS. The following shall be added to Section 3(a) of the Agreement:

     (vi) The terms and conditions of any Transaction entered into under this Agreement comply with all policies, procedures, by-laws or management directives of such party whether in force by resolution or otherwise. For greater certainty, the other party has no responsibility whatsoever to confirm compliance by such party with respect to any such policy, procedure, by-law or management directive whether it has knowledge of same or not.

5. ILLEGALITY. For the purpose of Section 5(b)(i), the obligation of a party to comply with any directive issued or given by any Government agency or authority with competent jurisdiction which has the result referred to in
     Section 5(b)(i) will be deemed to be an "Illegality".

6.   SET-OFF. The following new Section 6(f) is added to the Agreement:

     "(f) Any amount (the "Early Termination Amount") payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) or 5(b)(v) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favour of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this
     Section 6(f).

     For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

     If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

     Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

7. TRANSFER. Section 7 shall be amended by adding the words "which consent shall not be unreasonably withheld" after the word "party" in the third line thereof.

8. SERVICE OF PROCESS. With respect to the third sentence of Section 13(c) of this Agreement, the reference therein to Section 12 to the contrary notwithstanding, no consent is given by either party to service of process by telex, facsimile transmission, or electronic messaging.

9. WAIVER OF JURY TRIAL. Each party hereby irrevocably waives any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement or any Transaction and acknowledges that this waiver is a material inducement to the other party's entering into this Agreement.

10.  The parties agree to add the following as Section 15 of the Agreement.

     "15. RELATIONSHIP BETWEEN PARTIES.

     Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

     (A) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and condition of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

     (B) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

     (C) STATUS OF PARTIES. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction."

11. EQUIVALENCY CLAUSE. For the purpose of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under the Agreement that is calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is to be ascertained and the denominator of which is the number of days comprising such other basis.

12. ENGLISH LANGUAGE. The parties hereby acknowledge that it is their express wish that this Agreement be drawn in the English language only; les parties reconnaisent qu'il est de leur volonte expresse que la presente entente soit redigee en langue anglaise seulement.

13. ESCROW PAYMENTS. If by reason of the time difference between cities in which payments are to be made it is not possible for simultaneous payments or deliveries to be made, or otherwise, on any date on which both parties are required to make payments or deliveries hereunder, either party may at its option and in its sole discretion notify that other party at least three Business Days prior to such date that payments on that date are to made in escrow to a bank of internationally recognised standing (the "Escrow Agent") selected by such party.

     In such case, deposit of any payment due for a Transaction earlier on that date shall be made by 2:00 P.M. local time on the Payment Date with the Escrow Agent accompanied by irrevocable payment instructions (a) to release the deposited payment to the intended recipient upon receipt by the Escrow Agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (b) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow.

     The party that elects to have payments made in escrow shall pay the costs of the Escrow Agent and the costs applicable to the escrow arrangement and shall cause those arrangements to provide that the recipient of the payment due to be deposited first shall accrue interest for the credit of the recipient of such payment for each day the deposit is held in escrow. Interest shall be at the rate offered by the Escrow Agent for overnight deposits in the relevant currency in the office where it holds the deposited payment. Interest shall only be payable if the escrow payment is not released by the Escrow Agent by the end of the Business Day it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

14. ELECTRONIC CONFIRMATIONS. Transactions may be confirmed in accordance with this subpart, notwithstanding anything to the contrary herein. Where a Transaction is confirmed by means of an electronic messaging system (including without limitation, circumstances where such electronic message is printed and faxed or otherwise delivered by one party to the other party) that the parties have elected to use to confirm such Transaction,

     (i) such confirmation will constitute a Confirmation as referred to in this Agreement even where not so specified in the confirmation, and

     (ii) such confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the confirmation except as modified therein.

PART 6. FOREIGN EXCHANGE AND CURRENCY OPTION PROVISIONS

1.   ISDA 1998 FX AND CURRENCY OPTION DEFINITIONS

     (a) In respect of any FX Transaction or Currency Option (for the purposes of this section, a "Currency Transaction"), this Agreement incorporates, and is subject to and governed by, unless otherwise specified in a Confirmation, the 1998 ISDA FX and Currency Option Definitions (the "FX Definitions"), published by the International Swaps and Derivatives Association, Inc. In the event of any inconsistency between the provisions of this Agreement and the FX Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation in respect of a Currency Transaction and either this Agreement or any defined terms (eg. the Definitions or the FX Definitions), such Confirmation shall prevail solely with regard to the calculation and determination of the amount of the parties' respective payment obligations under such Currency Transaction (and the due dates therefor) for purposes of Section 2(a)(i) and (ii) of the Agreement. In every other respect, in the event of any inconsistency or other conflict, the terms of this Agreement shall prevail.

     (b) Section 3.6(a) of the FX Definitions is hereby amended by deleting in its entirety the final sentence thereof and adding the following two sentences at the end thereof:

     "A Currency Option may be exercised in whole or in part. If a Currency Option is exercised in part, the unexercised portion shall not be extinguished thereby but shall remain a Currency Option to the extent of such unexercised portion until the earlier of (i) the expiration of the Currency Option or (ii) an exercise of the Currency Option that leaves no remaining unexercised portion thereof."

2. SCOPE OF AGREEMENT. Notwithstanding anything in this Agreement to the contrary, if the parties enter into any FX Transaction or Currency Option, such transaction shall be subject to, governed by and construed in accordance with the terms of this Agreement even where not so specified in the confirmation, and such confirmation shall constitute a "Confirmation" as referred to in this Agreement unless the confirmation relating thereto shall specifically state to the contrary. Each such FX Transaction or Currency Option shall be a Transaction for the purposes of this Agreement.

3.   TERMS RELATING TO PAYMENT OF PREMIUM

     (a) Unless otherwise agreed in writing by the parties, the Premium related to a Currency Option shall be paid on its Premium Payment Date in immediately available funds.

     (b) If a Premium is not received on the Premium Payment Date, the Seller may elect: (i) to accept a late payment of such Premium; (ii) to give written notice of such non-payment and, if such payment shall not be received within two Local Business Days of such notice, treat the related Currency Option as void; or (iii) to give written notice of such non-payment and, if such payment shall not be received within two Local Business Days of such notice, treat such non-payment as an Event of Default under Section 5(a)(i). If the Seller elects to act under clause (i) of the preceding sentence, the Buyer shall pay interest on such Premium in the same currency as such Premium from the day such Premium was due until the day paid at the Default Rate, as determined in good faith by the Seller; if the Seller elects to act under clause (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option, including without limitation, interest on such Premium in the same currency as such Premium at the then prevailing market rate and any other costs or expenses incurred by the Seller in covering its obligations (including, without limitation, a delta hedge) with respect to such Currency Option.

THE TORONTO-DOMINION BANK               BANKNORTH N.A.


by: /s/ Henry Scheppat                  by: /s/ Hall Thompson
    ---------------------------------       ------------------------------------
Name: Henry Scheppat                    Name: Hall Thompson
Title: Managing Director                Title: EVP
       Treasury Credit


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

(BILATERAL FORM)                  (ISDA AGREEMENTS SUBJECT TO NEW YORK LAW ONLY)

                                    ISDA (R)

              INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC.

                              CREDIT SUPPORT ANNEX

                             to the Schedule to the

                                MASTER AGREEMENT

                          dated as of November 29, 2004

                                     between

                  THE TORONTO-DOMINION BANK and BANKNORTH N.A.
                         ("Party A")              ("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

PARAGRAPH 1. INTERPRETATION

(a) DEFINITIONS AND INCONSISTENCY. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) SECURED PARTY AND PLEDGOR. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

PARAGRAPH 2. SECURITY INTEREST

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

   Copyright (C) 1994 by International Swaps and Derivatives Association, Inc.

PARAGRAPH 3. CREDIT SUPPORT OBLIGATIONS

(a) DELIVERY AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "DELIVERY AMOUNT" applicable to the Pledgor for any Valuation Date will equal the amount by which:

     (i)  the Credit Support Amount

     exceeds

     (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) RETURN AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "RETURN Amount" applicable to the Secured Party for any Valuation Date will equal the amount by which:

     (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

     (ii) the Credit Support Amount.

"CREDIT SUPPORT AMOUNT" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus
(ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

PARAGRAPH 4. CONDITIONS PRECEDENT, TRANSFER TIMING, CALCULATIONS AND
SUBSTITUTIONS

(a) CONDITIONS PRECEDENT. Each Transfer obligation of the Pledgor under Paragraphs 3(a) and 5 and of the Secured Party under Paragraphs 3(b), 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

     (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

     (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).


                                        2                           ISDA(R) 1994

(d)  SUBSTITUTIONS.

     (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

     (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party only will be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

PARAGRAPH 5. DISPUTE RESOLUTION

If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the Valuation Agent (if the Valuation Agent is not the Disputing Party) and the other party (if the Valuation Agent is not that other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

     (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

          (A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

          (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

          (C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

     (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.


                                        3                           ISDA(R) 1994

PARAGRAPH 6. HOLDING AND USING POSTED COLLATERAL

(a) CARE OF POSTED COLLATERAL. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)  ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

     (i) GENERAL. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

     (ii) FAILURE TO SATISFY CONDITIONS. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

     (iii) LIABILITY. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) USE OF POSTED COLLATERAL. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

     (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

     (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) DISTRIBUTIONS. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

     (ii) INTEREST AMOUNT. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation


                                        4                           ISDA(R) 1994
     will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

PARAGRAPH 7. EVENTS OF DEFAULT

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

     (i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

     (ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

     (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

PARAGRAPH 8. CERTAIN RIGHTS AND REMEDIES

(a) SECURED PARTY'S RIGHTS AND REMEDIES. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

     (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

     (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

     (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

     (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required by applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required by law and cannot be waived.

(b) PLEDGOR'S RIGHTS AND REMEDIES. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

     (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;


                                        5                           ISDA(R) 1994

     (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

     (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

     (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to

     (iii) above, the Pledgor may:

          (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

          (B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) DEFICIENCIES AND EXCESS PROCEEDS. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) FINAL RETURNS. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

PARAGRAPH 9. REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

     (i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

     (ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral Transferred to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

     (iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under relevant law for perfection of that interest); and

     (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

PARAGRAPH 10. EXPENSES

(a) GENERAL. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.


                                        6                           ISDA(R) 1994

(b) POSTED CREDIT SUPPORT. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c) LIQUIDATION/APPLICATION OF POSTED CREDIT SUPPORT. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

PARAGRAPH 11. MISCELLANEOUS

(a) DEFAULT INTEREST. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) FURTHER ASSURANCES. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) FURTHER PROTECTION. The Pledgor promptly will give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d) GOOD FAITH AND COMMERCIALLY REASONABLE MANNER. Performance of all obligations under this Annex including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) DEMANDS AND NOTICES. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) SPECIFICATIONS OF CERTAIN MATTERS. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

PARAGRAPH 12. DEFINITIONS

As used in this Annex:--

"CASH" means the lawful currency of the United States of America.

"CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3.

"CUSTODIAN" has the meaning specified in Paragraphs 6(b)(i) and 13.

"DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

"DISPUTING PARTY" has the meaning specified in Paragraph 5.


                                        7                           ISDA(R) 1994

"DISTRIBUTIONS" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"ELIGIBLE COLLATERAL" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"ELIGIBLE CREDIT SUPPORT" means Eligible Collateral and Other Eligible Support.

"EXPOSURE" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"INDEPENDENT AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"INTEREST AMOUNT" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

     (x)  the amount of that Cash on that day; multiplied by

     (y)  the Interest Rate in effect for that day; divided by

     (z)  360.

"INTEREST PERIOD" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"INTEREST RATE" means the rate specified in Paragraph 13.

"LOCAL BUSINESS DAY", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"MINIMUM TRANSFER AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"NOTIFICATION TIME" has the meaning specified in Paragraph 13.

"OBLIGATIONS" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"OTHER ELIGIBLE SUPPORT" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"OTHER POSTED SUPPORT" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.


                                        8                           ISDA(R) 1994

"PLEDGOR" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"POSTED COLLATERAL" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"POSTED CREDIT SUPPORT" means Posted Collateral and Other Posted Support.

"RECALCULATION DATE" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"RESOLUTION TIME" has the meaning specified in Paragraph 13.

"RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

"SECURED PARTY" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"SPECIFIED CONDITION" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"SUBSTITUTE CREDIT SUPPORT" has the meaning specified in Paragraph 4(d)(i).

"SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

"THRESHOLD" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"TRANSFER" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

     (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

     (ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

     (iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

     (iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

"VALUATION AGENT" has the meaning specified in Paragraph 13.

"VALUATION DATE" means each date specified in or otherwise determined pursuant to Paragraph 13.

"VALUATION PERCENTAGE" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

"VALUATION TIME" has the meaning specified in Paragraph 13.


                                        9                           ISDA(R) 1994

"VALUE" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

     (i)  Eligible Collateral or Posted Collateral that is:

          (A) Cash, the amount thereof; and

          (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

     (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

     (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.


                                       10                           ISDA(R) 1994

PARAGRAPH 13. ELECTIONS AND VARIABLES

(a) SECURITY INTEREST FOR "OBLIGATIONS". The term "OBLIGATIONS" as used in this Annex means, with respect to a party, all present and future obligations under this Agreement or any other contractual arrangement between the Pledgor and the Secured Party.

(b)  CREDIT SUPPORT OBLIGATIONS.

     (i)  DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

          (A)  "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

          (B)  "RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

          (C)  "CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3.

     (ii) ELIGIBLE COLLATERAL. The following items will qualify as "ELIGIBLE COLLATERAL" for the party specified:

                                                                                   VALUATION
                                                              PARTY A   PARTY B   PERCENTAGE
                                                              -------   -------   ----------
(A)   Cash                                                       X         X         100%

(B)   Negotiable debt obligations issued by the US Treasury      X         X          99%
      Department having a remaining maturity of not more
      than one year

(C)   Negotiable debt obligations issued by the US Treasury      X         X          98%
      Department having a remaining maturity of more than
      one year but not more than 5 years

(D)   Negotiable debt obligations issued by the US Treasury      X         X          96%
      Department having a remaining maturity of more than 5
      years but not more than 10 years

(E)   Negotiable debt obligations issued by the US Treasury      X         X          95%
      Department having a remaining maturity of more than
      ten years but not more than 30 years

                                                                                   VALUATION
                                                              PARTY A   PARTY B   PERCENTAGE
                                                              -------   -------   ----------
(F)   Negotiable debt obligations issued by an agency of         X         X          99%
      the US Government having a remaining maturity of not
      more than one year, provided that such debt
      obligations (i) are not callable or extendible by the
      issuer, (ii) with exception of the Federal National
      Mortgage Association (FNMA), the Government National
      Mortgage Association (GNMA) and the Federal Home Loan
      Mortgage Corporation (FHLMC), are fully guaranteed by
      the US Government, (iii) have a minimum issue size of
      USD one billion, (iv) have been assigned a minimum
      rating classification of Aaa and AAA by Moody's and
      S&P respectively, and (v) is a government-sponsored
      enterprise in accordance with Federal Housing
      Enterprises Financial Safety and Soundness Act.

(G)   Negotiable debt obligations issued by an agency of         X         X          98%
      the US Government having a remaining maturity of more
      than one year but not more than 5 years, provided
      that such debt obligations (i) are not callable or
      extendible by the issuer, (ii) with exception of
      FNMA, GNMA and FHLMC, are fully guaranteed by the US
      Government, (iii) have a minimum issue size of USD
      one billion, (iv) have been assigned a minimum rating
      classification of Aaa and AAA by Moody's and S&P
      respectively and (v) is a government-sponsored
      enterprise in accordance with Federal Housing
      Enterprises Financial Safety and Soundness Act.

(H)   Negotiable debt obligations issued by an agency of         X         X        96.5%
      the US Government having a remaining maturity of more
      than 5 years but not more than 10 years, provided
      that such debt obligations (i) are not callable or
      extendible by the issuer, (ii) with exception of
      FNMA, GNMA and FHLMC, are fully guaranteed by the US
      Government, (iii) have a minimum issue size of USD
      one billion, (iv) have been assigned a minimum rating
      classification of Aaa and AAA by Moody's and S&P
      respectively and (v) is a government-sponsored
      enterprise in accordance with Federal Housing
      Enterprises Financial Safety and Soundness Act.

(I)   Any other collateral which is acceptable to the            X         X          n/a
      Secured Party in its sole discretion

     (iii) OTHER ELIGIBLE SUPPORT. There shall be no "Other Eligible Support" for either party for purposes of this Annex.

     (iv) THRESHOLDS.

          (A) "INDEPENDENT AMOUNT" means with respect to either party, zero unless otherwise indicated in a relevant Confirmation.

          (B) "THRESHOLD" means with respect to either party, the amount determined in accordance with Appendix 1 hereto under the caption "Threshold" and opposite the lowest of the rating classifications assigned to any Debt Securities of Party A and Party B, in either case by Moody's or S&P and subject to the provisions contained in the definition of "Substitute Agency" below.

RATINGS BY MOODY'S   RATINGS BY S&P   THRESHOLD (USD)
------------------   --------------   ---------------
        Aaa                AAA           50,000,000

   Aa1, Aa2, Aa3      AA+, AA, AA-       25,000,000

    A1, A2, A3          A+, A, A-        15,000,000

    Baa1, Baa2          BBB+, BBB        10,000,000

   Baa3 or below      BBB- or below         Zero

          (C) "MINIMUM TRANSFER AMOUNT" means with respect to either party, USD 500,000 unless the lowest of the rating classifications assigned to any Debt Securities of either party as Secured Party is rated below Baa33 or BBB-, in either case by Moody's or S&P respectively and subject to the provisions contained in the definition of "Substitute Agency" below, in which case such party's Minimum Transfer Amount shall be zero.

          (D) ROUNDING. The Delivery Amount and the Return Amount will rounded up and down respectively to the nearest USD 10,000.

          "DEBT SECURITIES" means long term unsecured, unsubordinated debt securities.

          "MOODY'S" means Moody's Investors Service, Inc.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

          "SUBSTITUTE AGENCY" If Moody's or S&P ceases to be in the business of rating Debt Securities and such business is not continued by a successor or assign of such agency, or in the event that Moody's or S&P no longer issues a rating for the Debt Securities of Party A or Party B (the "Discontinued Agency"), Party A and Party B shall jointly (i) select a nationally or internationally recognized credit rating agency in substitution thereof (the "Substitute Agency") and (ii) agree on the rating level issued by such Substitute Agency that is equivalent to the ratings specified herein of the Discontinued Agency, whereupon such Substitute Agency and equivalent rating shall replace the Discontinued Agency and rating level thereof for the purposes of this Annex. If at any time all such agencies with respect to a party have become Discontinued Agencies and Party A and Party B have not previously agreed in good faith on at least one Substitute Agency and equivalent rating in substitution for the applicable rating thereof, then the Threshold Amount and Minimum Transfer Amount for such party shall be zero.

(c)  VALUATION AND TIMING.

     (i) "VALUATION AGENT" means, for purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3, and, for purposes of Paragraphs 4(d)(ii) and 6(d), the Secured Party receiving or deemed to receive the Substitute Credit Support, distributions or the Interest Amount, as applicable.

     (ii) "VALUATION DATE" means each Local Business Day.

     (iii) "VALUATION TIME" means the close of business on the Local Business Day immediately before the Valuation Date or date of calculation, as applicable.

     (iv) "NOTIFICATION TIME" means 1:00 p.m., New York time, on a Local Business Day.

(d) CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES. The following Termination Event(s) will be a "SPECIFIED CONDITION" for each party (that party being the Affected Party if the Termination Event occurs with respect to that party):

     Additional Termination Event
     Credit Event Upon Merger

(e)  SUBSTITUTION.

     (i) "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

     (ii) The following provision shall be inserted at the end of Paragraph 4(d)(ii): "; provided, further however, that any request to substitute must seek the substitution of Eligible Credit Support or Posted Credit Support in an amount in excess of the Pledgor's Minimum Transfer Amount".

(f)  DISPUTE RESOLUTION.

     (i) "RESOLUTION TIME" means 1:00 p.m., New York time, on the Local Business Day following the date on which notice of the dispute is given under Paragraph 5.

     (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Valuation Agent will determine the Value of Eligible Credit Support or Posted Credit Support consisting of securities based upon the bid quotations as of the relevant Valuation Date or date of Transfer from parties that regularly act as dealers in the securities or other property in question. The Value will be the arithmetic mean of the quotes received by the Valuation Agent.

     (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply, except that, pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in Paragraph 5 if the demand is made at or before the Notification Time but will be due on the second Local Business Day after the demand if the demand is made after the Notification Time.

(g)  HOLDING AND USING POSTED COLLATERAL.

     (i) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS. A party and its custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that such party is not a Defaulting Party. Subject to Paragraph 13(m)(7), Posted Collateral may be held only in New York.

          Initially Party A will not be using a Custodian.

          Initially Party B will not be using a Custodian.

     (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will apply to both parties.

(h)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) INTEREST RATE. The "INTEREST RATE" for any day means the "Federal Funds (Effective)" rate in effect for such day, as published in the weekly statistical release designated as H.15 (519) (or any successor publications) by the Board of Governors of the Federal Reserve System or as published in another source mutually agreed by the parties.

     (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made in arrears on the last Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b), unless otherwise agreed by the parties.

     (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply.

(i)  ADDITIONAL REPRESENTATION(S).

     (i) Party A and Party B each represent to the other (which representation will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that no consent, approval or other authorization of any governmental authority is required in connection with the Transfer of Eligible Collateral hereunder, or, if any such consent, approval or authorization is required, it has been obtained.

     (ii) Party B represents that the necessary action to authorize referred to in Section 3(a)(ii) of this Agreement includes all authorizations required under the Federal Deposit Insurance Act as amended (including amendments effected by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989) and under any agreement, writ, decree or order entered into with the Pledgor's supervisory authorities; and at all times during the term of this Agreement, the Pledgor will continuously include and maintain as part of its official written books and records this Agreement, any Credit Support Document to which it is a party and all other exhibits, supplements and attachments hereto and documents incorporated by reference herein, including all Confirmations, and evidence of all necessary authorizations. This Agreement, any Credit Support Document to which the Pledgor is a party, each Confirmation, and any other documentation relating to this Agreement to which it is a party or that it is required to deliver will be executed and delivered by a duly appointed or elected and authorized officer of the Pledgor of the level of Vice-President or higher. The Pledgor and the Secured Party agree that each Transaction and the Agreement are a "swap agreement" and a "qualified financial contract" and that the Agreement is a "master agreement", for purposes of Section 11(e)(8) of the Federal Deposit Insurance Act or any successor provisions.

(j)  OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

     (i) "VALUE" with respect to Other Eligible Support and Other Posted Support shall not be applicable.

     (ii) "TRANSFER" with respect to Other Eligible Support and Other Posted Support shall not be applicable.

(k)  DEMANDS AND NOTICES.

All demands, specifications and notices under this Annex will be made as follows:

     Party A:

     The Toronto-Dominion Bank
     6th Floor, TD Tower
     66 Wellington Street West
     Toronto, Ontario M5K 1A2

     Attention: Vice President, Margined Accounts
     Telephone No. (416) 308-7000
     Facsimile No. (416) 307-1222

     Party B:

     Banknorth N.A.
     Two Portland Square
     PO Box 9540
     Mailcode: ME089-36
     Portland, Maine 04112-9540

     Attention: Treasury Product Manager
     Telephone No: (207) 756-6895
     Facsimile No: (207) 761-8686

(l)  ADDRESSES FOR TRANSFERS.

     With respect to Party A:

     (i)  In respect of Cash in United States Dollars:

          Bank of America NT and SA, New York
          ABA No. XXXXXXXXX
          A/C XXXXXXXXX
          Favour The Toronto-Dominion Bank, New York

     (ii) In respect of US securities:

          BKOFNYC/TDB
          ABA No. XXXXXXXXX

     With respect to Party B as Secured Party:

     (i) In respect of Eligible Credit Support consisting of Cash in United States Dollars:

          Banknorth N.A.
          ABA XXXXXXXXX
          Investment Suspense
          Account No. XXXXXXXXXX
          Attention: XXXXXXXX

     (ii) In respect of Eligible Credit Support consisting of US securities:

          Federal Reserve

          ABA XXXXXX
          Account No: XXXXXXX

          DTC

          Participant: XXXXXX
          Agent Bank: XXXXXXX
          Institutional ID: XXXXXX
          Account No: XXXXXX
          Account Name: XXXXXXXXX

(m)  OTHER PROVISIONS.

     1. AMENDMENT TO PARAGRAPH 4(A)(II). Paragraph 4(a)(ii) of this Annex is amended by adding "or Termination Event" after the words "Specified Condition" in the last line thereof.

     2. AMENDMENT TO PARAGRAPH 8(A). Paragraph 8(a) of this Annex is amended by adding the following after the words "with respect to the Pledgor," in the third line thereof:

          "or (3) an Early Termination Date has been designated or deemed to have occurred as a result of a Termination Event in relation to all (but not less than all) Transactions with respect to the Pledgor,".

     3. AMENDMENT TO PARAGRAPH 12. The following definition in Paragraph 12 of this Annex shall be amended:

          The definition of "Value" is amended by adding at the end thereof:
          "Provided that for a Valuation Date which is an Early Termination Date designated or deemed to have occurred as a result of an Event of Default, the Valuation Percentage shall be deemed to be 100%."

     4. PERFECTION OF SECURITY INTEREST. Pledgor authorizes the Secured Party to file any financing statement, financing change statement or any other document or registration pursuant to the Uniform Commercial Code or Personal Property Security Act or any other similar registry system which the Secured Party in its sole discretion, considers necessary or desirable to perfect or maintain its security interest hereunder.

     5. STATEMENTS. Each party agrees that at the reasonable request of the other party it shall promptly provide a statement of its calculations of Exposure and Value.

     6. OVERNIGHT POSTED COLLATERAL TRANSFER. Party B agrees with Party A that when Party A acts as Secured Party, all Posted Collateral in the form of Cash will, at the end of each Local Business Day, be invested in a deposit at the Cayman Island branch of Party A until the following Local Business Day. Such deposits at the Cayman Island branch shall earn interest at the Interest Rate as more fully described herein. Payment of the principal and interest on any such deposit at the Cayman Island branch may be demanded only at the Cayman Island branch. Unless otherwise instructed by Party B, amounts deposited in the Cayman Island branch will be credited to Party B's collateral account at the beginning of business on the Local Business Day following the Local Business Day on which the funds were deposited in the Cayman Islands branch, provided that, notwithstanding anything hereinabove to the contrary, Party B shall earn interest on any such Posted Collateral in the form of Cash from (and including) the date of Transfer thereof by Party B to Party A's New York branch.

                                      * * *

THE TORONTO-DOMINION BANK               BANKNORTH N.A.


by: /s/ Henry Scheppat                  by: /s/ Hall Thompson
    ---------------------------------       ------------------------------------
Name: Henry Scheppat                    Name: Hall Thompson
Title: Managing Director                Title: EVP
       Treasury Credit


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                               AMENDING AGREEMENT

                                     BETWEEN

                            THE TORONTO-DOMINION BANK
                                   ("Party A")

                                       AND

                                 BANKNORTH N.A.
                                   ("Party B")

WHEREAS the parties entered into an ISDA Master Agreement dated as of November 29, 2004, as may be amended from time to time (the "Agreement") under which the parties intend to enter or have entered into one or more Transactions (as defined in the Agreement).

AND WHEREAS the parties desire to amend the Agreement.

NOW THEREFORE FOR VALUABLE CONSIDERATION the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Any capitalized terms used herein unless specifically defined in this Amending Agreement shall have the meanings given them in the Agreement.

2. CREDIT SUPPORT ANNEX EXPOSURE CALCULATIONS. Paragraph 13(m) of the Annex is amended by adding the following new section (7):

     "7. EXPOSURE. For purposes of this Annex, any calculation of Exposure shall not include Transactions that are FX Transactions."

3. NOVATION NETTING - FX TRANSACTIONS. Part 6 of the Schedule to the Agreement is amended by adding the following new Part 6(4):

     "4. AUTOMATIC NOVATION NETTING. In addition to the settlement netting provisions of Section 2(c) of this Agreement, unless otherwise agreed, if the parties enter into an FX Transaction that is governed by this Agreement through a pair of Novation Netting Offices giving rise to an obligation under this Agreement to pay an amount of currency (a "Currency Obligation") on the same date and in the same currency as a then existing Currency Obligation between the same pair of Novation Netting Offices then, immediately upon entering into such FX Transaction, each such Currency Obligation shall automatically and without further action be canceled and simultaneously replaced by a new Currency Obligation for such date determined as follows: The amount of such currency that would otherwise have been payable by each party on such date shall be aggregated and the party with the larger aggregate amount shall have a new Currency Obligation to pay to the other party the amount of such currency by which its aggregate amount exceeds the other party's aggregate amount, provided that if the aggregate amounts are equal, no new Currency Obligation shall arise. This paragraph shall not affect any other Currency Obligation of a party to pay any different currency on the same date. This provision shall apply notwithstanding that either party (i) may fail to send out a Confirmation in respect of any new Currency Obligation, or (ii) may fail to record in any of its books the new Currency Obligation.

     "Novation Netting Office" means in relation to Party A:

     TD North America (Toronto, New York), London and any other office so designated from time to time.

     "Novation Netting Office" means in relation to Party B:

     The offices indicated in Part 4(d) of this Schedule as being applicable to Party B."

4. HEADINGS. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

5. The parties represent and warrant to the other that all the Representations made in Section 3 of the Agreement continue to be true and shall apply to this Amending Agreement.

6. The execution of this Amending Agreement effectively amends the Agreement and the terms and conditions contained therein. Except as amended herein, Party A and Party B hereby confirm that in all other respects the terms, covenants and conditions of the Agreement remain unchanged, unmodified, and in full force and effect.

7. This Amending Agreement shall be interconnective and form part of the Agreement and shall be binding on and enure to the benefit of the parties and their respective successors and assigns.

8. This Amending Agreement shall be governed and construed in accordance with the laws of the State of New York.

Dated as of this 5th day of April, 2005

THE TORONTO-DOMINION BANK               BANKNORTH N.A.


by: /s/ Henry Scheppat                  by: /s/ Hall Thompson
    ---------------------------------       ------------------------------------
Name: Henry Scheppat                    Name: Hall Thompson
Title: Managing Director                Title: EVP
       Treasury Credit


                                        by: /s/ David G. Strouse
                                            ------------------------------------
                                        Name: David G. Strouse
                                        Title: VP